UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	September 23, 2008

OSHKOSH CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)
(920) 235-9151
(Registrant’s telephone number, including area code)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

        On September 23, 2008, a Bloomberg News headline relating to Oshkosh Corporation (the "Company") was erroneously released just after 11 a.m. EDT. It read:

“Oshkosh could be lowered by Moody’s on covenant violation”

        The Company believes this headline implied that the Company had violated a credit agreement financial covenant. That is not the case. Moody’s has not changed their rating and the Company has not violated a financial covenant.

        After the Company communicated with Bloomberg, Bloomberg retracted the erroneous headline and the following corrected headline and short story were published:

“Moody’s Didn’t Issue Report Today on Oshkosh Ratings (Correct)
2008-09-23 20:11:02.870 GMT
By Kevin Miller
Sept. 23 (Bloomberg) — Moody’s Investors Service didn’t issue a report today on Oshkosh Corp., the Wisconsin-based maker of aerial-work platforms and concrete mixers. Bloomberg News published a headline earlier today that inaccurately said Moody’s might lower Oshkosh’s rating. Standard & Poor’s Ratings Services today issued a summary of a Sept. 4 report in which it downgraded Oshkosh’s corporate credit rating to BB- from BB.
— Editor: Kevin Miller”

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION
Date: September 24, 2008	By: /s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel
and Secretary